UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2007

Date of Report (Date of earliest event reported):

USI Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2007, USI Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Compass Acquisition Holdings Corp., a Delaware corporation (“Parent”), and Compass Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent is owned by private equity funds sponsored by Goldman, Sachs & Co.

At the effective time of the Merger, each outstanding share of common stock of the Company (other than shares owned by the Company, any Company Subsidiary or by any stockholders who properly exercise appraisal rights under Delaware law or that are to be converted into shares of common stock of Parent) will be canceled and converted into the right to receive $17.00 in cash, without interest.

The Board of Directors (the “Board”) of the Company approved the Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

The Company has made customary representations, warranties and covenants in the Agreement. The Company may not solicit competing proposals, provide information or engage in discussions with third parties, subject to exceptions that permit the Company’s Board (and the Special Committee) to take certain actions required by their fiduciary duties.

The Agreement contains termination rights for both the Company and Parent. Upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $41,000,000. In certain other circumstances, the Agreement would require Parent to pay the Company a termination fee of $25,700,000. The termination fee payable by Parent is guaranteed by certain private equity funds sponsored by Goldman, Sachs & Co., subject to the terms and conditions under the limited guarantee entered into in connection with the Merger.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions including the approval of the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and other customary closing conditions. The parties expect to close the transaction in the second quarter of 2007.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Special Committee engaged Lazard Frères & Co. (“Lazard”) to serve as financial advisor to the Special Committee. On January 15, 2007, Lazard delivered an opinion to the Special Committee that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of the Company (other than holders who exercise appraisal rights or whose shares are to be converted into common shares of Parent).

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information will be Filed with the SEC

In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The proxy and other documents also may be obtained for free from the Company’s website at www.usi.biz.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the officers and directors of USI is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on April 26, 2006. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
2.1	Agreement and Plan of Merger, dated as of January 15, 2007, by and among USI Holdings Corporation, Compass Acquisition Holdings Corp., and Compass Merger Sub Inc.

99.1	Press release dated January 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2007

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 16, 2007, by and among USI Holdings Corporation, Compass Acquisition Holdings Corp., and Compass Merger Sub Inc.

99.1	Press Release dated January 16, 2007